UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2021

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry Into a Material Definitive Agreement.
Letter Agreement with Treasury
On September 14, 2021, Fannie Mae (formally known as the Federal National Mortgage Association), through the Federal Housing Finance Agency (“FHFA”), acting on Fannie Mae’s behalf in its capacity as conservator, and the United States Department of the Treasury (“Treasury”) entered into a letter agreement (the “Letter Agreement”). The Letter Agreement temporarily suspended the following provisions of the Amended and Restated Senior Preferred Stock Purchase Agreement, as amended (which we refer to as the “SPSPA”), between Fannie Mae and Treasury:
•Section 5.12(c)—relating to the single counterparty volume cap on single-family acquisitions for cash;
•Section 5.13—relating to the limit on multifamily volume;
•Section 5.14(a)—relating to the limit on specified higher-risk single-family acquisitions; and
•Section 5.14(b)—relating to the limit on acquisitions of single-family mortgage loans backed by second homes and investment properties.
These suspended provisions were new business restrictions contained in the January 14, 2021 letter agreement to the SPSPA. The Letter Agreement provides that the suspension of these provisions will terminate on the later of one year after the date of the agreement and six months after Treasury notifies us. We describe the terms of the SPSPA, including the suspended provisions described above, in our annual report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), under the heading “Business—Conservatorship, Treasury Agreements and Housing Finance Reform—Treasury Agreements.”
The description of the Letter Agreement in this report is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Material Relationships with Treasury
Treasury beneficially owns more than 5% of the outstanding shares of our common stock by virtue of the warrant we issued to Treasury on September 7, 2008. Discussions of Treasury’s beneficial ownership of our common stock and our transactions with Treasury are contained in our 2020 Form 10-K under the heading “Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Transactions with Treasury” and are incorporated herein by reference. Our 2020 Form 10-K also contains a description of the SPSPA, the senior preferred stock and the warrant under the heading “Business—Conservatorship, Treasury Agreements and Housing Finance Reform—Treasury Agreements.”
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being submitted with this report:

Exhibit Number	Description of Exhibit
10.1
Letter Agreement between the United States Department of the Treasury and the Federal National Mortgage Association, acting through the Federal Housing Finance Agency as its duly appointed conservator, dated September 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon
Enterprise Deputy General Counsel—Senior Vice President
Date: September 20, 2021